Exhibit 99.1
Bakkt Notified by NYSE of Non-Compliance with NYSE Trading Share Price Listing Rule
Intends to cure the deficiency and return to compliance with NYSE standard
ALPHARETTA, GA – March 13, 2024 – Bakkt Holdings, Inc. (NYSE: BKKT) announced today that the New York Stock Exchange (the “NYSE”) notified the Company (the “Notice”) that the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because, as of March 12, 2024, the average closing price of the Company’s Class A Common Stock (the “Common Stock”) was less than $1.00 per share over a consecutive 30-day trading period. The notice does not result in the immediate delisting of the Common Stock from the NYSE.
On March 13, 2024, the Company notified the NYSE that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if the Company has a share price of at least $1.00 on the last trading day of any calendar month within the six-month cure period and an average share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
Under the NYSE’s rules, if the Company determines that it will cure such average stock price deficiency by taking an action that will require stockholder approval, it must so inform the NYSE, and the noncompliance with the price condition will be deemed cured if the price promptly exceeds $1.00 per share and the price remains above that level for at least the following 30 trading days. The Company intends to consider all available alternatives to resolve this issue, including but not limited to a reverse stock split, subject to shareholder approval.
The Common Stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the Company’s intention to cure the stock price deficiency, to return to compliance with the NYSE continued listing standard and to consider alternatives, including effecting a reverse stock split, to cure the NYSE continued listing requirement deficiency, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: Bakkt’s ability to continue as a going concern; Bakkt’s ability to grow and manage growth profitably; changes in Bakkt’s business strategy; Bakkt’s ability to integrate its acquisitions and achieve desired synergies; Bakkt’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; changes in the market in which Bakkt competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that Bakkt targets; disruptions in the crypto market that subject Bakkt to additional risks, including the risk that banks may not provide banking services to Bakkt; the possibility that

Bakkt may be adversely affected by other economic, business, and/or competitive factors; the inability to launch new services and products or to profitably expand into new markets and services; the inability to execute Bakkt’s growth strategies, including identifying and executing acquisitions and Bakkt’s initiatives to add new clients; Bakkt’s failure to comply with extensive government regulation, oversight, licensure and appraisals; uncertain regulatory regime governing blockchain technologies and crypto; the inability to develop and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to Bakkt’s data security; the impact of any goodwill or other intangible assets impairments on Bakkt’s operating results; Bakkt’s inability to maintain the listing of its securities on the NYSE; and other risks and uncertainties indicated in Bakkt’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.
About Bakkt
Founded in 2018, Bakkt builds solutions that enable our clients to grow with the crypto economy. Through institutional-grade custody, trading, and onramp capabilities, our clients leverage technology that’s built for sustainable, long-term involvement in crypto.
Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | X (Formerly Twitter) @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/.
Bakkt-C
Contacts
Investor Relations
Ann DeVries, Head of Investor Relations
Ann.DeVries@bakkt.com

Media
press@bakkt.com